UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 15, 2009

Date of Report
(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

24025 Park Sorrento, Suite 400, Calabasas, California 91302

(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (818) 223-7500

                                     Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

Ryland Mortgage Company (“RMC”), a wholly-owned subsidiary of The Ryland Group, Inc., entered into a repurchase agreement (the “RMC Master Repurchase Agreement”), dated as of December 31, 2008, with Guaranty Bank, as Administrative Agent, and the Buyer parties identified in the RMC Master Repurchase Agreement.  The agreement is effective January 15, 2009 and provides for borrowings of up to $60.0 million.  The initial interest rate is LIBOR plus 1.75 percent, subject to a LIBOR floor of the greater of LIBOR or 2.0 percent.  The RMC Master Repurchase Agreement contains representations, warranties, covenants and provisions defining events of default.  The covenants require RMC to maintain a minimum net worth and certain financial ratios.

The RMC Master Repurchase Agreement matures on January 14, 2010.  This description of the RMC Master Repurchase Agreement is qualified in its entirety by reference to the full and complete terms contained in the RMC Master Repurchase Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01          Financial Statements and Exhibits

(d)         Exhibits

Exhibit 10.1	RMC Master Repurchase Agreement, dated as of December 31, 2008, between Ryland Mortgage Company, Guaranty Bank and Buyers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: January 15, 2009	By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	RMC Master Repurchase Agreement, dated as of December 31, 2008, between Ryland Mortgage Company, Guaranty Bank and Buyers